Exhibit 99.1

Contact:	Richard S. Lindahl
	Chief Financial Officer	1919 North Lynn Street
	(571) 303-6956	Arlington, Virginia 22209
	jconnor@executiveboard.com	www.exbd.com
The Corporate Executive Board Reports Third Quarter Results
Company Reports Revenue Growth of 9.6%, Contract Value Growth of 12.0%,
And Updates 2011 Guidance
Arlington, Virginia — (October 31, 2011) - The Corporate Executive Board Company (“CEB” or the “Company”) (NYSE: EXBD) today announces financial results for the third quarter and nine months ended September 30, 2011. Revenues increased 9.6% to $122.9 million for the third quarter of 2011 from $112.1 million for the third quarter of 2010. Net income for the third quarter of 2011 was $14.0 million, or $0.41 per diluted share, compared to $7.0 million, or $0.20 per diluted share, for the same period of 2010. For the third quarter of 2010, adjusted net income was $14.8 million and non-GAAP diluted earnings per share was $0.43, excluding the after tax effect of the non-cash impairment loss relating primarily to a write-down of goodwill associated with our 2007 acquisition of Toolbox.com.
For the first nine months of 2011, revenues were $356.9 million, a 10.9% increase from $321.9 million for the first nine months of 2010. Net income for the first nine months of 2011 was $35.7 million compared to $29.6 million for the same period in 2010. Diluted earnings per share for the first nine months of 2011 was $1.03, an increase from $0.86 for the same period in 2010. Adjusted net income was $37.4 million and non-GAAP diluted earnings per share was $1.09 for the first nine months of 2010, excluding the after tax effect of the non-cash impairment loss described above.
Contract Value at September 30, 2011 increased 12.0% to $472.2 million, compared to $421.6 million at September 30, 2010, as a result of increased sales to new and existing members. Wallet retention rate at September 30, 2011 increased to 102% from 96% at September 30, 2010 as a result of improved pricing, renewals, and sales of additional products and services. Contract Value per member institution increased 4.4% at September 30, 2011 to $85,804 from $82,171 at September 30, 2010.
“The Company’s third quarter financial results reflect solid growth and keep us on course to reach our annual objectives,” said Thomas Monahan, Chairman and Chief Executive Officer. “Our teams sustained global momentum by successfully connecting our uniquely valuable services to critical member needs even in the face of increased market volatility. Our updated outlook incorporates year-to-date outcomes, acquisition costs, and timing of deferred revenue recognition. Looking ahead, we currently expect to enter 2012 in a position of strength based on 2011 bookings and anticipated returns on our operating investments.”
OUTLOOK FOR 2011
The Company’s updated 2011 annual guidance is as follows: Revenues of $485 to $495 million; Non-GAAP diluted earnings per share of $1.50 to $1.60; Depreciation and amortization expense of approximately $17 to $18 million; capital expenditures of approximately $11 million; and an Adjusted EBITDA margin of between 21.5% and 22.5%.

SHARE REPURCHASE
During the third quarter of 2011, the Company repurchased approximately 1,268,000 shares of its common stock at a total cost of $40.3 million. The total remaining authorization pursuant to the Company’s stock repurchase program was $28.1 million at September 30, 2011. Repurchases may be made through open market purchases or privately negotiated transactions. The timing of repurchases and the exact number of shares of common stock to be repurchased will be determined by CEB’s management, in its discretion, and will depend upon market conditions and other factors. The program will be funded using the Company’s cash on hand and cash generated from operations.
NON-GAAP FINANCIAL MEASURES
This press release and the accompanying tables, as well as earnings discussions, may include a discussion of EBITDA, Adjusted EBITDA, Adjusted net income, and Non-GAAP diluted earnings per share, which are non-GAAP financial measures provided as a complement to the results provided in accordance with accounting principles generally accepted in the United States of America (“GAAP”). The term “EBITDA” refers to a financial measure that we define as earnings before interest income, net, depreciation and amortization, and provision for income taxes. The term “Adjusted EBITDA” refers to a financial measure that we define as earnings before interest income, net, depreciation and amortization, provision for income taxes, impairment loss, costs associated with exit activities, restructuring costs, and gain on acquisition. The term “Adjusted net income” refers to net income excluding the after tax effects of impairment loss, costs associated with exit activities, restructuring costs, and gain on acquisition. “Non-GAAP diluted earnings per share” refers to diluted earnings per share excluding the after tax per share effects of impairment loss, costs associated with exit activities, restructuring costs, and gain on acquisition.
These non-GAAP measures may be considered in addition to results prepared in accordance with GAAP, but they should not be considered a substitute for, or superior to, GAAP results. We intend to continue to provide these non-GAAP financial measures as part of our future earnings discussions and, therefore, the inclusion of these non-GAAP financial measures will provide consistency in our financial reporting.
A reconciliation of these non-GAAP measures to GAAP results is provided below.

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2011	2010	2011	2010
Net income	$14,006	$6,989	$35,704	$29,602
Interest income, net	(146)	(317)	(644)	(1,116)
Depreciation and amortization	3,974	4,517	12,820	15,291
Provision for income taxes	8,121	4,460	23,833	20,568

EBITDA	$25,955	$15,649	$71,713	$64,345
Impairment loss	—	12,645	—	12,645

Adjusted EBITDA	$25,955	$28,294	$71,713	$76,990

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2011	2010	2011	2010
Net income	$14,006	$6,989	$35,704	$29,602
Adjustments, net of tax:
Impairment loss	—	7,789	—	7,789

Adjusted net income	$14,006	$14,778	$35,704	$37,391

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2011	2010	2011	2010
GAAP diluted earnings per share	$0.41	$0.20	$1.03	$0.86
Adjustments, net of tax:
Impairment loss	—	0.23	—	0.23

Non-GAAP diluted earnings per share	$0.41	$0.43	$1.03	$1.09

With respect to the Company’s 2011 annual guidance, reconciliations of Non-GAAP diluted earnings per share to GAAP diluted earnings per share, Adjusted net income to net income, and Adjusted EBITDA to Net income as projected for 2011 are not provided because the Company cannot, without unreasonable effort, determine the components of GAAP diluted earnings per share and net income to provide reconciliations to Non-GAAP diluted earnings per share and Adjusted EBITDA for its 2011 fiscal year with certainty at this time.
We believe that EBITDA, Adjusted EBITDA, Adjusted net income, and Non-GAAP diluted earnings per share are relevant and useful supplemental information for our investors. We use these non-GAAP financial measures for internal budgeting and other managerial purposes, when publicly providing the Company’s business outlook and as a measurement for potential acquisitions. A limitation associated with EBITDA and Adjusted EBITDA is that they do not reflect the periodic costs of certain capitalized tangible and intangible assets used in generating revenues in our business. Management evaluates the costs of such tangible and intangible assets through other financial measures such as capital expenditures. Management compensates for these limitations by also relying on the comparable GAAP financial measure of Income from operations, which includes depreciation and amortization.
FORWARD-LOOKING STATEMENTS
This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Statements using words such as estimates, expects, anticipates, projects, plans, intends, believes, forecasts and variations of such words or similar expressions are intended to identify forward-looking statements. In addition, statements about anticipated future financial results, such as our 2011 annual guidance, are forward-looking statements. You are hereby cautioned that these statements are based upon our expectations at the time we make them and may be affected by important factors including, among others, the factors set forth below and in our filings with the U.S. Securities and Exchange Commission, and consequently, actual operations and results may differ materially from the results discussed in the forward-looking statements. Our expectations, beliefs and projections are expressed in good faith and we believe there is a reasonable basis for them. Factors that could cause actual results to differ materially from those indicated by forward-looking statements include, among others, our dependence on renewals of our membership-based services, the sale of additional programs to existing members and our ability to attract new members, our potential failure to adapt to changing member needs and demands, our potential inability to attract and retain a significant number of highly skilled employees, risks associated with the results of restructuring plans, fluctuations in operating results, our potential inability to protect our intellectual property rights, our potential exposure to loss of revenue resulting from our unconditional service guarantee, exposure to litigation related to our content, various factors that could affect our estimated income tax rate or our ability to use our existing deferred tax assets, changes in estimates or assumptions used to prepare our financial statements, our potential inability to make, integrate and maintain acquisitions and investments, the amount and timing of the benefits expected from acquisitions and investments, and our potential inability to effectively anticipate, plan for and respond to changing economic and financial markets conditions, especially in light of ongoing uncertainty in the worldwide economy and possible volatility of our stock price. These and other factors are discussed more fully in the “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and “Risk Factors” sections of our filings with the U.S. Securities and Exchange Commission, including, but not limited to, our 2010 Annual Report on Form 10-K. The forward-looking statements in this press release are made as of October 31, 2011, and we undertake no obligation to update any forward-looking statements, whether as a result of new information, future events, or otherwise.

ABOUT THE CORPORATE EXECUTIVE BOARD COMPANY
By identifying and building on the proven best practices of the world’s best companies, CEB helps senior executives and their teams drive corporate performance. CEB offers comprehensive data analysis, research and advisory services that align to executive leadership roles and key recurring decisions. CEB tools, insights, and analysis empower member companies to focus efforts, move quickly, and address emerging and enduring business challenges with confidence. CEB’s client and member network includes 85 percent of the Fortune 500, 50 percent of the Dow Jones Asian Titans, and 70 percent of the FTSE 100. It spans more than 50 countries, 5,500 individual organizations, and 225,000 business professionals. For more information, visit www.exbd.com.

THE CORPORATE EXECUTIVE BOARD COMPANY
Financial Highlights and Other Operating Statistics
(Unaudited)

	Selected	Three Months Ended		Selected	Nine Months Ended
	Percentage	September 30,		Percentage	September 30,
	Changes	2011	2010	Changes	2011	2010
Financial Highlights (GAAP, as reported, in thousands, except per share data):

Revenues	9.6%	$122,852	$112,113	10.9%	$356,925	$321,865
Net income		$14,006	$6,989		$35,704	$29,602
Basic earnings per share		$0.41	$0.20		$1.04	$0.87
Diluted earnings per share		$0.41	$0.20		$1.03	$0.86

Weighted average shares outstanding:
Basic		34,134	34,292		34,299	34,211
Diluted		34,381	34,532		34,648	34,488

Other Operating Statistics:
Contract Value (in thousands)*				12.0%	$472,245	$421,646
Member institutions				7.3%	5,504	5,131
Contract Value per member institution				4.4%	$85,804	$82,171
Wallet retention rate**					102%	96%

*
We define “Contract Value,” at the end of the quarter, as the aggregate annualized revenue attributed to all agreements in effect on such date, without regard to the remaining duration of any such agreement.

**	We define “Wallet retention rate,” at the end of the quarter, as the total current year Contract Value from prior year members as a percentage of the total prior year Contract Value.

THE CORPORATE EXECUTIVE BOARD COMPANY
Statements of Operations
(In thousands, except per share data)
(Unaudited)

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2011	2010	2011	2010

Revenues	$122,852	$112,113	$356,925	$321,865

Cost and expenses:
Cost of services	41,892	40,071	126,199	112,866
Member relations and marketing	36,608	32,222	108,196	88,157
General and administrative	15,706	14,334	49,456	44,614
Depreciation and amortization	3,974	4,517	12,820	15,291
Impairment loss	—	12,645	—	12,645

Total costs and expenses	98,180	103,789	296,671	273,573

Income from operations	24,672	8,324	60,254	48,292

Other (expense) income, net (1)	(2,545)	3,125	(717)	1,878

Income before provision for income taxes	22,127	11,449	59,537	50,170
Provision for income taxes	8,121	4,460	23,833	20,568

Net income	$14,006	$6,989	$35,704	$29,602

Basic earnings per share	$0.41	$0.20	$1.04	$0.87
Diluted earnings per share	$0.41	$0.20	$1.03	$0.86

Weighted average shares outstanding
Basic	34,134	34,292	34,299	34,211
Diluted	34,381	34,532	34,648	34,488

Percentages of Revenues
Cost of services	34.1%	35.7%	35.4%	35.1%
Member relations and marketing	29.8%	28.7%	30.3%	27.4%
General and administrative	12.8%	12.8%	13.9%	13.9%
Depreciation and amortization	3.2%	4.0%	3.6%	4.8%
Income from operations	20.1%	7.4%	16.9%	15.0%
EBITDA (2)	21.1%	14.0%	20.1%	20.0%
Adjusted EBITDA (2)	21.1%	25.2%	20.1%	23.9%

(1)
Other (expense) income, net for the three months ended September 30, 2011 includes $0.1 million of interest income, net, a $0.7 million foreign currency loss, and a $1.9 million decrease in the fair value of deferred compensation plan assets. Other (expense) income, net for the three months ended September 30, 2010 includes $0.3 million of interest income, net, $0.8 million of foreign currency gain, a $1.1 million increase in the fair value of deferred compensation plan assets and $0.9 million of other income. Other (expense) income, net for the nine months ended September 30, 2011 includes a $1.3 million decrease in the fair value of deferred compensation plan assets and $0.6 million of interest income, net. Other (expense) income, net for the nine months ended September 30, 2010 includes $1.1 million of interest income, net, and a $0.8 million increase in the fair value of deferred compensation plan assets.

(2)	See “NON-GAAP FINANCIAL MEASURES” for further explanation.

THE CORPORATE EXECUTIVE BOARD COMPANY
CONDENSED CONSOLIDATED BALANCE SHEETS
(In thousands)

	Sept. 30, 2011	Dec. 31, 2010
	(Unaudited)
Assets
Current assets:
Cash and cash equivalents	$96,922	$102,498
Marketable securities	3,314	10,114
Membership fees receivable, net	92,039	141,322
Deferred income taxes, net	17,594	18,727
Deferred incentive compensation	15,086	15,710
Prepaid expenses and other current assets	16,135	10,388

Total current assets	241,090	298,759

Deferred income taxes, net	39,222	43,524
Marketable securities	7,314	10,850
Property and equipment, net	81,922	83,140
Goodwill	32,275	29,266
Intangible assets, net	15,853	13,828
Other non-current assets	32,693	30,782

Total assets	$450,369	$510,149

Liabilities and stockholders’ equity
Current liabilities:
Accounts payable and accrued liabilities	$35,661	$52,439
Accrued incentive compensation	28,693	40,719
Deferred revenues	235,097	251,200

Total current liabilities	299,451	344,358

Deferred income taxes	1,833	679
Other liabilities	83,213	82,296

Total liabilities	384,497	427,333

Total stockholders’ equity	65,872	82,816

Total liabilities and stockholders’ equity	$450,369	$510,149

THE CORPORATE EXECUTIVE BOARD COMPANY
CONSOLIDATED STATEMENTS OF CASH FLOWS
(In thousands)
(Unaudited)

	Nine Months Ended
	September 30,
	2011	2010
CASH FLOWS FROM OPERATING ACTIVITIES:
Net income	$35,704	$29,602
Adjustments to reconcile net income to net cash flows provided by operating activities:
Impairment loss	—	12,645
Depreciation and amortization	12,820	15,291
Deferred income taxes	4,027	(6,039)
Share-based compensation	6,144	5,301
Excess tax benefits from share-based compensation arrangements	(1,821)	—
Foreign currency translation gain	(70)	—
Amortization of marketable securities premiums, net	166	288
Changes in operating assets and liabilities:
Membership fees receivable, net	50,169	39,337
Deferred incentive compensation	520	(1,655)
Prepaid expenses and other current assets	(5,812)	(652)
Other non-current assets	(1,172)	(4,001)
Accounts payable and accrued liabilities	(15,251)	(21,287)
Accrued incentive compensation	(12,227)	1,352
Deferred revenues	(16,036)	(29,464)
Other liabilities	920	6,421

Net cash flows provided by operating activities	58,081	47,139

CASH FLOWS FROM INVESTING ACTIVITIES:
Purchases of property and equipment	(7,641)	(4,225)
Acquisition of businesses, net of cash acquired	(5,791)	(12,957)
Cost method investment	(150)	—
Maturities of marketable securities	9,845	22,382

Net cash flows (used in) provided by investing activities	(3,737)	5,200

CASH FLOWS FROM FINANCING ACTIVITIES:
Proceeds from the exercise of common stock options	1,587	—
Proceeds from the issuance of common stock under the employee stock purchase plan	369	333
Acquisition of businesses, contingent consideration	(3,655)	—
Credit facility issuance costs	(542)	—
Excess tax benefits from share-based compensation arrangements	1,821	—
Purchases of treasury shares	(43,295)	(1,225)
Payment of dividends	(15,430)	(11,283)

Net cash flows used in financing activities	(59,145)	(12,175)

Effect of exchange rates on cash	(775)	—

NET (DECREASE) INCREASE IN CASH AND CASH EQUIVALENTS	(5,576)	40,164
Cash and cash equivalents, beginning of period	102,498	31,760

Cash and cash equivalents, end of period	$96,922	$71,924